Exhibit 10(c)

EXECUTION VERSION

LEASED EMPLOYEE AGREEMENT

AMONG GLIDEPATH HOLDINGS INC.

GREAT AMERICAN LIFE INSURANCE COMPANY,

ANNUITY INVESTORS LIFE INSURANCE COMPANY AND

MANHATTAN NATIONAL LIFE INSURANCE COMPANY

THIS LEASED EMPLOYEE AGREEMENT (“Agreement”) is entered into as of the 28th day of May, 2021, by and among Glidepath Holdings Inc. (“Glidepath”), a Delaware corporation, having a principal place of business at 1295 State Street, Springfield, Massachusetts, and Great American Life Insurance Company (“GALIC”), an Ohio domiciled life insurance company, having a principal place of business at 301 East Fourth Street, Cincinnati, Ohio, Annuity Investors Life Insurance Company, an Ohio domiciled life insurance company, having a principal place of business at 301 East Fourth Street, Cincinnati, Ohio (“AILIC”) and Manhattan National Life Insurance Company, an Ohio domiciled life insurance company, having a principal place of business at 301 East Fourth Street, Cincinnati, Ohio (“MNLIC”). GALIC, AILIC and MNLIC are individually referred to herein as a “Company” and collectively as the “Companies”.

WHEREAS, the Companies are a wholly-owned subsidiaries of Glidepath;

WHEREAS, the Companies desire to lease employees from Glidepath;

WHEREAS, Glidepath desires to lease employees to the Companies;

NOW, THEREFORE, to effectuate the above purposes and in consideration of the mutual covenants, agreements and compensation provided in this Agreement, Glidepath, GALIC, AILIC and MNLIC hereby agree as follows:

1. Services. In consideration of the Fee to be paid pursuant to Section 3 of this Agreement, Glidepath will provide the Companies with certain services (the “Services”) during the term of this Agreement. The Services may include, but are not limited to, the services described in Appendix A attached hereto and incorporated herein by reference, as such may be amended from time to time in accordance with Section 10 herein.

In connection with its performance of the Services, Glidepath will furnish staff and personnel needed to support the Companies’ business. The Companies will timely notify Glidepath of any changes in their business practices, systems or employment of their workforce, if any. The Companies will, to the best of their ability, provide Glidepath with accurate, timely, and complete information with respect to all business activities such that Glidepath can satisfactorily perform the Services described in this Agreement.

The parties expressly understand and acknowledge that each of the Companies shall at all times retain ultimate authority, absolute control of, and responsibility for the business and operations of such Company and shall at all times be subject to the direction and control of the board of directors and officers of such Company. The performance of the Services shall be subject to the criteria, standards, and guidelines furnished by each of the Companies to Glidepath and shall be discharged in a manner consistent with such Company’s best interests. Each Company shall maintain oversight for the functions provided by Glidepath for such Company and each Company shall monitor the services performed by Glidepath annually for quality assurance. Books and records of each of the Companies shall include all books and records developed or maintained under or related to the Agreement and all such books and records are and shall remain the property of such Company and are subject to the control of such Company. Each party to this Agreement shall retain the right of continuing access to the books and records of the other party sufficient to permit the parties to fulfill all of their obligations under this Agreement, subject to the provisions of Section 8 of this Agreement. The parties agree that any appropriate regulatory authority shall have access to books and records associated with this Agreement during normal business hours and upon reasonable advance notice. The books, accounts, and records of each Company and Glidepath shall be so maintained as to clearly and accurately disclose the nature and details of the transactions contemplated in this Agreement.

2. Duty of Care.

(a) All services under this Agreement will be performed with the same standards of care, prudence and diligence which the parties hereto exercise in the performance of their own management, administrative and general corporate responsibilities.

(b) At all times during the providing of Services and thereafter, Glidepath and the Companies will treat all proprietary, confidential or secret information and materials of the other party as if such all proprietary, confidential, and secret information was its own. In addition to protecting confidential information and materials of the other party in accordance with the terms of this Agreement, Glidepath and the Companies agree to implement reasonable measures to establish a written information security program with respect to nonpublic personally identifiable information (“Personal Information”), to the extent such information is shared, which (i) ensures the security and confidentiality of such information, (ii) protects against any anticipated threats or hazards to the confidentiality, security or integrity of Personal Information, and (iii) protects against any unauthorized access to or use of Personal information, including but not limited to, any access or use that could result in substantial harm or inconvenience to the parties or the parties’ customers, employees, or agents. Glidepath and the Companies will restrict access to Personal Information to those individuals that have a legitimate need to access such information.

(c) Glidepath and the Companies will immediately notify the other in the event of any circumstances involving a Breach of Security (defined below) of Personal Information and reasonably cooperate in the investigation of any such incident. Breach of

Security is defined herein to mean any actual or suspected unauthorized access to or use of Personal Information. In addition, Glidepath and the Companies agree to provide each other with any additional information, reasonably required by the other party, in sufficient detail to enable the other party to comply with any and all legal and regulatory requirements resulting from such Breach of Security.

3. Fee.

(a) In consideration of the Services provided by Glidepath as described in Section 1 of this Agreement and Appendix A, GALIC, AILIC and MNLIC will collectively pay to Glidepath an amount that reflects the actual costs and expenses which are directly or indirectly related to the Services and may include allocable salaries and benefits and other similar expenses, which will be prorated for any period less than a full year during which this Agreement is in effect (“Fee”). An estimate of the current Fee is attached hereto as Appendix B. The parties will agree upon and determine the Fee on an annual basis.

(b) The parties further agree that: (i) the Fee for the Services will be fair and reasonable; (ii) expenses incurred and payment received will be allocated on an equitable basis in conformity with customary insurance accounting practices consistently applied; and (iii) the books, accounts and records of the parties will be so maintained as to clearly and accurately disclose the nature and details of the Services and the Fee, including such accounting information as is necessary to support the reasonableness of the Fee.

(c) Upon request by GALIC, AILIC or MNLIC, Glidepath will, within thirty (30) days after the expiration of each calendar year during which this Agreement is in effect, furnish the management of GALIC, AILIC or MNLIC with a written statement of amounts received and expended pursuant to this Agreement, in such detail and with such supporting documentation as the management of GALIC, AILIC or MNLIC may reasonably require.

(d) Unless otherwise agreed to by the parties, the Fee will be paid at least on a biweekly basis. The Fee will be paid in United States dollars and may be made by electronic transfer or such other means, as agreed upon by the parties. The Fee will be due and payable no later than thirty days after receipt of the bill. Any undisputed portion of the Fee payments made after the thirtieth (30th) day following the receipt of the bill will accrue interest on a daily basis at the then Applicable Long Term Federal Rate as regularly published in the Internal Revenue Code of the United States Treasury.

(e) None of the Companies shall advance funds to Glidepath except to pay for the Services provided under this Agreement. All funds and invested assets of each of the Companies are the exclusive property of such Company, held for the benefit of such Company and are subject to the control of such Company.

(e) Unless otherwise agreed between the parties, any indebtedness between Glidepath and the Companies which is not evidenced by a written instrument requiring payment of interest will bear interest at the minimum rate of interest specified in Section 1.482-2(a)(2) of the United States Treasury Regulations, with such interest to accrue six (6) months after the date the debt arises.

4. Expenses To Be Borne By the Companies. GALIC, AILIC and MNLIC will each be solely responsible for their own expenses (i.e. expenses incurred by GALIC, AILIC and MNLIC not related to goods and services associated with the Services provided by Glidepath).

5. Services Not Exclusive. The Companies agree that Glidepath’s Services to the Companies under this Agreement are not to be exclusive and that Glidepath will be free to render similar services to others. Glidepath agrees that the Companies will be free to cancel any specific Services provided by Glidepath under this Agreement upon ninety (90) days written notice and that the Companies will be free to obtain such services thereafter from other vendors. The Companies agree that Glidepath will be free to cancel any Services provided pursuant to this Agreement upon ninety (90) days written notice.

6. No Partnership or Joint Venture. Each Company and Glidepath are not partners or joint venturers with each other, and nothing herein will be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

7. Directors, Officers and Employees. Glidepath’s directors, officers and employees may serve as directors, officers, agents, nominees or signatories for any or all of the Companies. When executing documents or otherwise acting in such capacity for any or all of the Companies, such persons will use their respective titles in the applicable Company and will be acting within the scope of his or her stated capacity solely for the applicable Company and not within the scope of their stated capacity for Glidepath. Such persons will receive no compensation from the applicable Company for their services to such Company in such capacities. Any person employed or formerly employed by Glidepath who may be or become an employee of, and paid by, any or all of the Companies will be deemed, when acting within the scope of his or her employment by such Company, to be acting in such employment solely for such Company and not as a Glidepath employee or agent, except when separate consulting agreements are entered into between Glidepath and employees of any or all of the Companies.

8. Limitation of Liability and Indemnification.

(a) In the absence of misfeasance, violation of applicable law, bad faith or negligence in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, neither Glidepath nor the Companies will be liable to the other for any act or failure to act in connection with the performance of its duties hereunder.

(b) Glidepath hereby agrees to indemnify and hold each Company harmless from any loss occasioned by the misfeasance, violation of applicable law, bad faith,

reckless disregard or negligent acts or omissions of Glidepath and its employees, other than its leased employees.

(c) Each Company hereby agrees to indemnify and hold Glidepath harmless from any loss occasioned by the misfeasance, violation of applicable law, bad faith, reckless disregard or negligent acts or omissions of such Company.

9. Duration and Termination of this Agreement. This Agreement will remain in force until superseded by an agreement in writing between the parties and/or terminated in accordance with the terms of this Section 9. This Agreement may be terminated with or without cause at any time by the Companies or by Glidepath on ninety (90) days’ written notice to the other party hereto. This Agreement will automatically terminate in the event of its assignment, unless such assignment has been consented to by the parties in advance. In the event of the termination of this Agreement: (a) all records in Glidepath’s possession pertaining to the operation of the Companies, together with any other Company property in its possession, will promptly be delivered to the applicable Company or its representative authorized to receive the same, it being understood by the Companies that Glidepath may retain copies of any documents or information necessary for Glidepath to fulfill its own legal obligations with respect to the Companies, including those which arise by virtue of any ownership interest which Glidepath may have in the Companies; and (b) Glidepath’s right to compensation will immediately cease, except for (i) any payments, or pro rata portions thereof, which are due on the date of termination; and (ii) Services which must be provided in order to wind up any ongoing matters, including but not limited to matters relating to pending litigation, tax accounting and filing services, Internal Revenue Service audits, and employee benefit administration matters. Glidepath shall have no automatic right to terminate this Agreement with respect to any of the Companies if any action is taken against such Company pursuant to applicable supervision, rehabilitation, and liquidation laws. Glidepath shall continue to maintain systems, programs, or other infrastructure notwithstanding action being taken against any of the Companies pursuant to applicable insurers supervision, rehabilitation, and liquidation laws, and will make them available for so long as Glidepath continues to receive timely payment for services rendered.

10. Entire Agreement; Amendments; No Assignment. This Agreement and the appendices referred to herein will constitute the entire agreement between the parties hereto for leased employees and related services, and no provision of this Agreement may be changed, waived, discharged or terminated orally but only by an amendment in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought; provided, however, each party may provide direction to the other regarding the extent and manner of Services to be provided. Neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred, in whole or in part, by any party, and any attempted assignment in contravention of this Agreement is null and void.

11. Receivership. In the event any action is taken against any of the Companies under applicable supervision, rehabilitation or liquidation laws, the

Superintendent of the Ohio Department of Insurance, as Rehabilitator or Liquidator, shall be vested with all rights of such Company hereunder and all books and records of such Company shall immediately be made available to the Superintendent or rehabilitator upon request.

12. Miscellaneous; Governing Law. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise change their construction or effect. This Agreement is hereby deemed to have been made under and governed by the laws of the State of Ohio, without regard to any conflict of law principles. Should litigation be filed relative to a dispute related to or arising from this Agreement, the parties agree that the forum for any such litigation shall be the state or federal courts located in Franklin County, Ohio as the court of proper jurisdiction and venue for any actions or proceedings relating to this Agreement, hereby irrevocably consent to such designation, jurisdiction or venue with respect to any action or proceeding initiated in such court and hereby waive all defenses and objections to jurisdiction and venue. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

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Agreed to as of the date first written above.

GLIDEPATH HOLDINGS INC.

/s/ Michael Fanning
Name: Michael Fanning
Title: President and Chief Executive Officer

GREAT AMERICAN LIFE INSURANCE COMPANY

/s/ Mark F. Muething
Name: Mark F. Muething
Title: President

ANNUITY INVESTORS LIFE INSURANCE COMPANY

/s/ Mark F. Muething
Name: Mark F. Muething
Title: President

MANHATTAN NATIONAL LIFE INSURANCE COMPANY

/s/ Mark F. Muething
Name: Mark F. Muething
Title: President

APPENDIX A

Glidepath will assign or lease designated employee(s) of Glidepath to GALIC, AILIC and MNLIC, at GALIC’s, AILIC’s or MNLIC’s request. Each leased employee will remain an employee of Glidepath and receive compensation and benefits as an employee of Glidepath, but will provide services to GALIC, AILIC and MNLIC, under GALIC’s, AILIC’s or MNLIC’s direction and control with respect to day-to-day assignments. Upon consultation with Glidepath, GALIC, AILIC or MNLIC may directly hire any Glidepath leased employee. At GALIC’s, AILIC’s or MNLIC request, Glidepath will remove any leased employee from assignment to GALIC, AILIC or MNLIC and GALIC, AILIC or MNLIC will have no further obligation toward that leased employee.